[LETTERHEAD OF AURORA FOODS INC.]



                                                  June 30, 2003

JPMorgan Chase Bank
  (formerly known as The Chase Manhattan Bank), as Administrative Agent, on behalf of the Lenders
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

         Reference is made to the Fifth Amended and Restated Credit Agreement, dated as of November 1, 1999, among Aurora Foods Inc. (the "Company"), the financial institutions from time to time parties thereto and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as administrative agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

         To induce the Lenders to enter into the Amendment and Forbearance, dated as of June 30, 2003, to the Credit Agreement, Company hereby agrees to deliver to the Administrative Agent, for distribution to the Lenders, each of the following:

         (1) by no later than July 18, 2003, a detailed consolidated budget for the period from August 1, 2003 through December 31, 2004 (including a projected consolidated balance sheet of the Borrower and its Subsidiaries, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto) prepared on the assumption that Company will operate as a debtor-in-possession under Chapter 11 of the Bankruptcy Code during such period;

         (2) by no later than July 18, 2003, a draft contingency plan for Company and its subsidiaries for operating as debtors-in-possession;

         (3) by no later than July 10, 2003, a draft term sheet detailing new equity to be invested in Company and/or the restructuring plan for Company and its subsidiaries; and

         (4) contemporaneously with the execution of this letter agreement, a copy of the notice sent by Company to each M&A Advisor requesting that such M&A Advisor release for distribution to the Administrative Agent and the Lenders by no later than July 7, 2003, any M&A books prepared by such M&A Advisor.

         Company agrees to make its M&A Advisors available by July 14, 2003 for discussion of any M&A activity contemplated currently or previously by Company and its subsidiaries; provided that Company shall have the right to participate in any such discussion.

         Company acknowledges that FTI Consulting has been engaged by the Lenders' counsel and agrees to (i) pay all reasonable fees, expenses and disbursements of FTI Consulting (including, without limitation, a retainer of $150,000) in connection with its engagement relating to the Credit Agreement and the transactions contemplated thereby and (ii) provide FTI Consulting reasonable access to all business records and appropriate personnel (including, without limitation, Company's accountants, auditors, consultants and financial advisors, including Miller Buckfire Lewis & Co., the consultant engaged by Company's counsel) to facilitate FTI Consulting's review and analysis.

         Company agrees that a breach of any of the provisions of this letter agreement shall constitute an immediate Event of Default under the Credit Agreement.

         This letter agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                                             AURORA FOODS INC.


                                             By: /s/ William R. McManaman
                                                 -----------------------------
                                             Name:  William R. McManaman
                                             Title: Executive Vice President -
                                                    Chief Financial Officer



Acknowledged and Agreed:

JPMORGAN CHASE BANK
  (formerly known as The Chase Manhattan Bank), as Administrative Agent, on behalf of the Lenders


By: /s/ Thomas F. Maher
    --------------------------------
Name:   Thomas F. Maher
Title:  Managing Director